EXHIBIT 33



                            Executive Officers and
                      Members of Conseil d'Administration
                                      of
                                    FINAXA


               The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of Finaxa and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of Finaxa at 23, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Finaxa and each individual is a citizen of the Republic of France.


 Name, Business Address                Present Principal Occupation
 ----------------------                ----------------------------

*Claude Bebear                         Chairman and Chief Executive Officer;
                                       Chairman and Chief Executive Officer,
                                       AXA

*Henri de Castries                     Executive Vice President, Financial
                                       Services and Life Insurance Activities
                                       (outside of France), AXA

*Henri de Clermont-Tonnerre            Chairman, Societe d'Armement et de
 90, rue de Miromesnil                 Navigation Charles Schiaffino
 75008 Paris, France                   (transportation)

*Jean-Rene Fourtou                     Chairman and Chief Executive Officer,
 25, quai Paul Doumer                  Rhone-Poulenc S.A. (industry)
 92408 Courbevoie, France

*Michel Francois-Poncet                Chairman of the Supervisory Board of
 3, rue d'Autin                        Compagnie Financiere Paribas and Banque
 75002 Paris, France                   Paribas (financial services and banking)

*Patrice Garnier                       Retired

*Henry Hottinguer (1)                  Chairman and Chief Executive Officer,
 38, rue de Provence                   Banque Hottinguer (banking)
 75009 Paris, France

*Paul Hottinguer (1)                   Assistant Chairman and Chief Executive
 38, rue de Provence                   Officer, Banque Hottinguer (banking)
 75009 Paris, France

*Henri Lachmann                        Chairman and Chief Executive Officer,
 56, rue Jean Giraudoux                Strafor Facom (office furniture)
 67000 Strasbourg, France

*Georges Rousseau                      Chairman, Apave Normandies
 2, rue des Mouettes                   (consulting)
 76130 Mont Saint Aignan, France
______________________________
*     Member, Conseil d'Administration
(1)   Citizen of Switzerland